Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(2)

(Form Type)

JBG SMITH PROPERTIES

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-		-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares of Beneficial Interest, $.01 par value per share	415(a)(6)	9,778,452(1)	-	(2)	-	-	424(b)(2)	333-257542	June 30, 2021	$0
	Total Offering Amounts					(2)		(2)
	Total Fees Previously Paid							(2)
	Total Fee Offsets							-
	Net Fee Due							$0

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant’s common shares of beneficial interest, $.01 par value per share (“Common Shares”), offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 9,778,452 unsold Common Shares registered on the Registrant’s prospectus supplement filed on June 30, 2021 which previously registered 13,241,041 Common Shares, and the accompanying base prospectus contained in the registration statement on Form S-3 (Registration No. 333-257542) filed on June 30, 2021 (collectively, the “2021 Registration Statement”). In connection with the registration of 13,241,041 Common Shares on the 2021 Registration Statement, the Registrant offset the entire registration fee of $46,040 utilizing the previously paid fee related to the unsold securities registered pursuant to the Registrant’s prospectus supplement filed July 30, 2018 and the accompanying base prospectus contained in the registration statement on Form S-3 (Registration No. 333-226023) filed on July 2, 2018. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.